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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 1 to the Registration Statement (File No. 333-11711) of Giga Information Group, Inc. on Form S-1 to register 4,000,000 shares of Common Stock of our report dated 27 July 1994, on our audits of the financial reporting packages of BIS Shrapnel Pty Limited as of 15 December 1993 and 31 December 1993 and the periods 1 January 1993 to 15 December 1993 and 16 December 1993 to 31 December 1993. We also consent to the reference to our firm under the caption "Experts".

                                                                 Coopers &
                                                                 Lybrand

Sydney, Australia

24 September 1996